U.S.B. HOLDING CO., INC.
                                  SUBSIDIARIES

                                   EXHIBIT 21

                               December 31, 1998

Union State Bank
100 Dutch Hill Road
Orangeburg, New York 10962

U.S.B. Financial Services, Inc. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

Dutch Hill Realty Corp. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

Union State Capital Trust I
100 Dutch Hill Road
Orangeburg, New York 10962

Ad Con, Inc.
100 Dutch Hill Road
Orangeburg, New York 10962

Tarrytowns Bank, FSB
75 North Broadway
Tarrytown, New York 10591

TPNZ Preferred Funding Corporation (subsidiary of Tarrytowns Bank, FSB) 75 North Broadway
Tarrytown, New York 10591